Exhibit 99.1

Contact:	Candace Leeds V.P. of Public Affairs (212) 521-2416 Darren Daugherty Investor Relations (212) 521-2788

Loews Corporation Elects Dr. Lawrence S. Bacow
To Its Board of Directors

NEW YORK, August 9, 2011 -- Loews Corporation (NYSE:L) announced today that Lawrence S. Bacow has been elected a director of Loews.  Dr. Bacow served as President of Tufts University from September 2001 until July 2011.  He was elected a Fellow of Harvard College in July 2011.  With the election of Dr. Bacow, the Loews Board consists of 13 directors, 10 of whom qualify as independent directors.

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Loews Corporation, a holding company, is one of the largest diversified corporations in the United States.  Its principal subsidiaries are CNA Financial Corporation (NYSE:  CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE:  DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE:  BWP), a 64% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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